UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 30, 2013

HighLight Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-153575	26-1507527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7325 Oswego Road, Liverpool, NY	13090
(Address of principal executive offices)	(Zip Code)

P.O. Box 3143, Liverpool, NY	13089
(Mailing address)	(Zip Code)

(315) 451-4722

  (Registrant’s telephone number, including area code)

215 South Riverside Drive, Suite 12, Cocoa, Florida 32922

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Principal Officers.

On April 30, 2013, Danny Mendelson was appointed as Executive Vice-president of the Company and CEO of its wholly owned subsidiary, EZRecycling, Inc. On April 30, 2013 Richard M. Weaver was appointed Executive Vice-president and COO of the Company.

Danny Mendelson, Executive Vice-President of the Company

Danny Mendelson, 61, was employed for the past five years by Wise Metals Group LLC as it Executive Vice-president and Chief Strategic Officer. He holds degrees from the University of Michigan (BBA), Detroit College of Law (JD) and Georgetown University Law Center (LLM).

Mr. Mendelson does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Richard M. Weaver, Executive Vice-President and COO of the Company

Richard M. Weaver, 71, was employed by Wise Metals Group LLC as Executive Vice-President for Non-core business, 2008-2012, and as Executive Vice-president for Corporate Development, 2011-2102.

Mr. Weaver does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 9.01 Financial Statement and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Employment agreements for Danny Mendelson and Richard M. Weaver

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2013	By:	/s/ Alfonso C. Knoll
	Name:	Alfonso C. Knoll
	Title:	President